                                  Exhibit 3.1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 GENE LOGIC INC.

                    (Pursuant to Sections 242 and 245 of the
               General Corporation Law of the State of Delaware)

      Gene Logic Inc., a Delaware corporation, hereby certifies as follows:

      1. The name of the corporation is Gene Logic Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was September 22, 1994, under the name Senatics Corporation.

      2. This Restated Certificate of Incorporation amends, restates and integrates the provisions of the Certificate of Incorporation, as amended, of said corporation and has been duly adopted pursuant to a resolution adopted by the Board of Directors and by the holders of (a) at least 66 2/3% of the outstanding shares of Series A Preferred Stock, Series A-1 Preferred Stock and Series B Preferred Stock, voting together as a single class, (b) at least 66 2/3% of the outstanding shares of Series A Preferred Stock, Series A-1 Preferred Stock and Series B Preferred Stock, each series of Preferred Stock voting as a separate class, (c) not less than a majority of the outstanding shares of Common Stock, Series A Preferred Stock, Series A-1 Preferred Stock and Series B Preferred Stock, voting together as a single class, and (d) not less than a majority of the outstanding shares of Common Stock, voting as a separate class, acting by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware. Written notice of the taking of such action has been given in accordance with Section 228(d) of the General Corporation Law of the State of Delaware.

      3. The text of the Certificate of Incorporation is hereby amended and restated to read in full as follows:

            FIRST. The name of the Corporation is Gene Logic Inc.

            SECOND. The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware; and the name of the registered agent of the Corporation in the State of Delaware is The Corporation Trust Company.

            THIRD. The nature of the business to be conducted and the purposes of the Corporation are:

            To purchase or otherwise acquire, invest in, own, lease, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade and deal in and with real property and personal property of every kind, class and description (including, without limitation, goods,


                                       1.

wares and merchandise of every kind, class and description), to manufacture goods, wares and merchandise of every kind, class and description, both on its own account and for others;

            To make and perform agreements and contracts of every kind and description;

            To develop and acquire, manage, exploit, license and alienate patents, processes or formulas, trademarks and copyrights, including all related rights;

            To purchase or otherwise acquire, invest in, own, lease, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade and deal in and with real property and personal property of every kind, class and description (including, without limitation, goods, wares and merchandise of every kind, class and description), to manufacture goods, wares and merchandise of every kind, class and description, both on its own account and for others;

            To borrow or lend money, and to make and issue notes, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether or not secured by mortgage, pledge, or otherwise, without limit as to amount, and to secure the same by mortgage, pledge, or otherwise, and generally to make and perform agreements and contracts of every kind and description; and

            Generally to engage in any lawful act or activity or carry on any business for which corporations may be organized under the Delaware General Corporation law or any successor statue.

            FOURTH. The Corporation shall be authorized to issue a total of 26,550,000 shares of capital stock, which shall be divided into two classes as follows: (i) 17,000,000 shares of Common Stock, with a par value of one cent ($.01) per share (the "Common Stock"), and (ii) 9,550,000 shares of Preferred Stock, divided into (a) 333,333 shares of Series A Convertible Preferred Stock, with a par value of one cent ($.01) per share (the "Series A Preferred Stock"),
(b) 462,500 shares of Series A-1 Convertible Preferred Stock, with a par value of one cent ($.01) per share (the "Series A-1 Preferred Stock"), (c) 4,154,167 shares of Series B Convertible Preferred Stock, with a par value of one cent ($.01) per share (the "Series B Preferred Stock"), and (d) 4,600,000 shares of Series C Convertible Preferred Stock, with a par value of one cent ($.01) per share (the "Series C Preferred Stock"). The Series A Preferred Stock, the Series A-1 Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock shall be collectively known herein as the "Preferred Stock".

            The following is a statement of the designations, preferences, voting powers, qualifications, special or relative rights and privileges in respect of the authorized capital stock of the Corporation.


                                       2.

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A.    Description and Designation of Series A Preferred Stock, Series A-1
      Preferred Stock,

Series B Preferred Stock and Series C Preferred Stock.

      1.    Designation.

            (a) Series A Preferred Stock. A total of 333,333 shares of the Corporation's Preferred Stock shall be designated the "Series A Preferred Stock".

            (b) Series A-1 Preferred Stock. A total of 462,500 shares of the Corporation's Preferred Stock shall be designated the "Series A-1 Preferred Stock".

            (c) Series B Preferred Stock. A total of 4,154,167 shares of the Corporation's Preferred Stock shall be designated the "Series B Preferred Stock".

            (d) Series C Preferred Stock. A total of 4,600,000 shares of the Corporation's Preferred Stock shall be designated the "Series C Preferred Stock".

      2.    Dividends.

            (a) Restrictions on Distributions. Except to the extent in any instance approval is provided in writing by the holders of 66 2/3% of the outstanding shares of Preferred Stock (voting together as a single class), the Corporation shall not declare or pay any dividends, or purchase, redeem, retire, or otherwise acquire for value any shares of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any Subsidiary to do any of the foregoing. "Subsidiary" or "Subsidiaries" means any corporation, partnership or joint venture of which the Corporation and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time at least fifty percent (50%) of the outstanding voting shares or similar interests other than directors' qualifying shares.

            Notwithstanding the foregoing, nothing herein contained shall prevent the Corporation from: (i) effecting a stock split or declaring or paying any dividend consisting of shares of any class of capital stock paid to the holders of shares of such class of capital stock; (ii) complying with any specific provision of the terms of the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock (including, without limitation, redemption of the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock in accordance with their respective terms), (iii) declaring and paying dividends on the Series B Preferred Stock and/or Series C Preferred Stock as provided in subsection (b) below; (iv) redeeming any stock of a deceased stockholder out of insurance held by the Corporation on that stockholder's life; or (v) repurchasing any stock of any director, officer, employee, consultant


                                       3.

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or other person or entity, subject to a stock repurchase agreement or stock restriction agreement under which the Corporation has the right or obligation to repurchase such shares in the event of termination of employment or of the consulting arrangement, or other similar discontinuation of a business relationship; provided, however, that any such repurchase under this clause (v) shall not exceed $50,000 in any twelve-month period without the consent of a majority of the Preferred Stock Directors (as defined in Section C below). Furthermore, Subsidiaries may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Corporation, and if such Subsidiary is not wholly-owned, pari passu to other owners.

            (b) Preferred Stock Dividends. The holders of Preferred Stock shall be entitled to receive, out of funds legally available therefore, when and if declared by the Board of Directors of the Corporation, dividends at the rate per annum of (i) $0.360 per share of Series C Preferred Stock, (ii) $0.176 per share of Series B Preferred Stock, (iii) $0.128 per share of Series A-1 Preferred Stock, and (iv) $0.120 per share of Series A Preferred Stock, each subject to adjustment for subdivisions (whether by stock split, stock dividend or otherwise), combinations (by reverse stock split or otherwise), or recapitalizations (the "Preferred Accruing Dividends"). Only for purposes of the application of the provisions Section A.3 and A.7 of this Article FOURTH as applicable, the Preferred Accruing Dividends shall accrue from day to day, commencing (w) for each share of Series C Preferred Stock on the date of original issuance of such share (x) for each share of Series B Preferred Stock on the date of original issuance of such share, (y) for each share of Series A-1 Preferred Stock, on the later of the date of issuance of such share or the date of filing of this Certificate of Incorporation, and (z) for each share of Series A Preferred Stock, on the date of filing of this Certificate of Incorporation. Except as provided in the immediately preceding sentence, the Preferred Accruing Dividends shall not accrue and shall not be cumulative and the holders of Preferred Stock shall have no right thereto except if and to the extent the Board of Directors, in its discretion, shall declare Preferred Accruing Dividends. In no event may Preferred Accruing Dividends be declared or paid on any Series of Preferred Stock unless Preferred Accruing Dividends in proportionate amounts are declared and paid at the same time as for all Series of Preferred Stock.

            (c) Participating Dividends. In the event that the Board of Directors of the Corporation shall declare a dividend payable upon the then outstanding shares of Common Stock (other than a stock dividend on the Common Stock distributed solely in the form of additional shares of Common Stock), the holders of the Preferred Stock shall be entitled to the amount of dividends per share of Preferred Stock as would be declared payable on the largest number of whole shares of Common Stock into which each share of Preferred Stock held by each holder thereof could be converted pursuant to the provisions of Section A.5 hereof, such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend.


                                       4.

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      3.    Liquidation, Dissolution or Winding Up.

            (a)   Treatment at Liquidation, Dissolution or Winding Up

                  (i) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or Series of capital stock of the Corporation designated to be junior to the Preferred Stock, the holders of each share of Preferred Stock shall be entitled to be paid, on a pari passu basis, first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes whether such assets are capital, surplus or earnings (the "Available Assets"), an amount equal to:

                  (A) $1.50 per share of Series A Preferred Stock then outstanding plus an amount per share equal to the Preferred Accruing Dividends for such share (as defined in Section A.2(b) of this Article FOURTH) unpaid thereon (whether or not declared), computed to the date payment thereof is made available, and any other declared but unpaid dividends thereon;

                  (B) $1.60 per share of Series A-1 Preferred Stock then outstanding plus an amount per share equal to the Preferred Accruing Dividends for such share (as defined in Section A.2(b) of this Article FOURTH) unpaid thereon (whether or not declared), computed to the date payment thereof is made available, and any other declared but unpaid dividends thereon;

                  (C) $2.20 per share of Series B Preferred Stock then outstanding plus an amount per share equal to the Preferred Accruing Dividends for such share (as defined in Section A.2(b) of this Article FOURTH) unpaid thereon (whether or not declared), computed to the date payment thereof is made available, and any other declared but unpaid dividends thereon; and

                  (D) $4.50 per share of Series C Preferred Stock then outstanding plus an amount per share equal to the Preferred Accruing Dividends for such share (as defined in Section A.2(b) of this Article FOURTH) unpaid thereon (whether or not declared), computed to the date payment thereof is made available, and any other declared but unpaid dividends thereon.

      The amounts set forth above shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock, as the case may be.


                                       5.

      If, upon liquidation, dissolution or winding up of the Corporation, the Available Assets shall be insufficient to pay the holders of Preferred Stock the full amount to which they otherwise would be entitled, the holders of Preferred Stock shall share ratably in any distribution of Available Assets pro rata in proportion to the respective liquidation preference amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of Preferred Stock if all liquidation preference dollar amounts with respect to such shares were paid in full.

                  (ii) After payment has been made in full to the holders of the Preferred Stock as provided in (i) above or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of the holders of Preferred Stock so as to be available for such payment, the remaining Available Assets available for distribution shall be distributed ratably among the holders of Preferred Stock and Common Stock, assuming for such purpose that each share of Preferred Stock had been converted to Common Stock immediately prior to such event of liquidation, dissolution or winding up pursuant to the provisions of Section A.5 hereof.

            (b) Treatment of Reorganizations, Consolidations, Mergers, and Sales of Assets. A Reorganization (as defined in Section A.5(i)) shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3; provided, however, that the holders of at least 66 2/3% of the outstanding shares of Preferred Stock, voting together as a single class, shall have the right to elect the benefits of the provisions of Section A.5(i) hereof for the Preferred Stock in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this
Section 3.

            The provisions of this Section 3(b) shall not apply to any Reorganization involving (1) only a change in the state of incorporation of the Corporation, (2) a merger of the Corporation with or into a wholly-owned Subsidiary of the Corporation that is incorporated in the United States of America, or (3) an acquisition by merger, reorganization or consolidation, of which the Corporation is substantively the acquiring corporation and operates as a going concern, of another corporation that is engaged in a business similar or related to the business of the Corporation and which does not involve a change in the terms of the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock.

            (c) Distributions Other than Cash. Whenever the distribution provided for in this Section 3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation. All distributions (including distributions other than cash) made hereunder shall be made pro rata with respect to the holders of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock in proportion to their respective liquidation preference amounts as set forth in
Section 3(a)


                                       6.

above. In the event of any dispute between the holders of Preferred Stock on the one hand, and the Corporation, on the other hand, regarding the determination of the fair market value of non-cash distributions, at the election of the holders of 66 2/3% of the outstanding shares of Preferred Stock, voting together as a single class, the Corporation shall engage a consulting or investment banking firm selected by the Board of Directors and approved (which approval shall not be unreasonably withheld) by the holders of 66 2/3% of the outstanding shares of Preferred Stock, voting together as a single class, to prepare an independent appraisal of the fair market value of such property to be distributed. The expenses of any appraisal by such consulting or investment banking firm shall be borne by the Corporation.

      4. Voting Rights. Except as otherwise expressly provided in this Restated Certificate of Incorporation, including, without limitation, Section A.6 and Section C of this Article FOURTH, or as otherwise required by law, each holder of Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Preferred Stock could be converted, pursuant to the provisions of Section A.5 hereof, at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise expressly provided in this instrument or as otherwise required by law, the holders of shares of Preferred Stock and Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the stockholders of the Corporation.

      5. Conversion Rights. The holders of shares of Preferred Stock shall have the following rights with respect to the conversion of such shares into shares of Common Stock:

            (a) General. Subject to and in compliance with the provisions of this Section 5, any shares of Preferred Stock may, at the option of any holder, be converted at any time and from time to time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of shares of Preferred Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying the Applicable Conversion Rate (determined as provided in Section A.5(b)) by the number of shares of the applicable Series of Preferred Stock being converted at any time.

            (b) Applicable Conversion Rate.

                  (i) The conversion rate in effect at any time for the Series A Preferred Stock shall be the quotient obtained by dividing $1.50 by the Series A Applicable Conversion Value, calculated as provided in Section A.5(c)(i) (the "Series A Applicable Conversion Rate");


                                       7.

                  (ii) The conversion rate in effect at any time for the Series A-1 Preferred Stock shall be the quotient obtained by dividing $1.60 by the Series A-1 Applicable Conversion Value, calculated as provided in Section A.5(c)(ii) (the "Series A-1 Applicable Conversion Rate");

                  (iii) The conversion rate in effect at any time for the Series B Preferred Stock shall be the quotient obtained by dividing $2.20 by the Series B Applicable Conversion Value, calculated as provided in Section A.5(c)(iii) (the "Series B Applicable Conversion Rate"); and

                  (iv) The conversion rate in effect at any time for the Series C Preferred Stock shall be the quotient obtained by dividing $4.50 by the Series C Applicable Conversion Value, calculated as provided in Section A.5(c)(iv) (the "Series C Applicable Conversion Rate").

            (c)   Applicable Conversion Value.

                  (i) The Series A Applicable Conversion Value in effect from time to time except as adjusted in accordance with Section A.5(d) or Section A.5(e)(i) hereof, shall be $1.50 (the "Series A Applicable Conversion Value");

                  (ii) The Series A-1 Applicable Conversion Value in effect from time to time, except as adjusted in accordance with Section A.5(d) or Section A.5(e)(ii) hereof, shall be $1.60 (the "Series A-1 Applicable Conversion Value");

                  (iii) The Series B Applicable Conversion Value in effect from time to time, except as adjusted in accordance with Section A.5(d) or Section A.5(e)(iii) hereof, shall be $2.20 (the "Series B Applicable Conversion Value"); and

                  (iv) The Series C Applicable Conversion Value in effect from time to time, except as adjusted in accordance with Section A.5(d) or Section A.5(e)(iv) hereof, shall be $4.50 (the "Series C Applicable Conversion Value"). The Series A Applicable Conversion Value, the Series A-1 Applicable Conversion Value, the Series B Applicable Conversion Value and the Series C Applicable Conversion Value may hereinafter be called, individually, the "Applicable Conversion Value".

            (d)   Adjustments to Applicable Conversion Value.

                  (i) Upon Dilutive Issuances of Common Stock or Convertible Securities.

                        (A) If the Corporation shall, while there are any shares of Preferred Stock outstanding, issue or sell shares of its Common Stock or Common Stock


                                       8.

Equivalents, without consideration or at a price per share less than the Applicable Conversion Value for a particular Series of Preferred Stock in effect immediately prior to such issuance or sale, then in each such case the Applicable Conversion Value for such Series of Preferred Stock, upon each such issuance or sale, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying the Applicable Conversion Value for such Series of Preferred Stock by a fraction:

                        (1) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully diluted basis assuming the exercise or conversion of all presently exercisable options, warrants, purchase rights or convertible securities), plus
(b) the number of shares of Common Stock which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock or Common Stock Equivalents so issued would purchase at the Applicable Conversion Value for such Series of Preferred Stock in effect immediately prior to such issuance; and

                        (2) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully diluted basis assuming the exercise or conversion of all presently exercisable options, warrants, purchase rights or convertible securities) plus
(b) the number of such additional shares of Common Stock or Common Stock Equivalents so issued.

                  (ii) Upon Other Dilutive Issuances of Warrants, Options and Purchase Rights to Common Stock or Convertible Securities.

                        (A) (1) Common Stock Equivalents. For the purposes of this Section A.5(d), the issuance of any warrants, options, subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock, or the issuance of any warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities (collectively, "Common Stock Equivalents"), shall be deemed an issuance of Common Stock with respect to a Series of Preferred Stock if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for such Common Stock shall be less than the Applicable Conversion Value for such Series of Preferred Stock in effect at the time of such issuance. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of any Applicable Conversion Value shall be made under this Section 5(d) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any


                                       9.

      Common Stock Equivalents if any adjustment shall previously have been made upon the issuance of any such Common Stock Equivalents as above provided.

                        (2) Adjustments for Cancellation or Expiration of Common Stock Equivalents. Should the Net Consideration Per Share of any such Common Stock Equivalents be increased or decreased from time to time, then, upon the effectiveness of each such change, the Applicable Conversion Value for each Series of Preferred Stock will be that which would have been obtained (i) had the adjustments made upon the issuance of such Common Stock Equivalents been made upon the basis of the actual Net Consideration Per Share (as so increased or decreased) of such securities, and (ii) had adjustments made to such Applicable Conversion Value since the date of issuance of such Common Stock Equivalents been made to such Applicable Conversion as adjusted pursuant to (i) above. Any adjustment of any Applicable Conversion Value with respect to this paragraph which relates to Common Stock Equivalents shall be disregarded if, as, and when all of such Common Stock Equivalents expire or are canceled without being exercised, so that the Applicable Conversion Value (for a particular Series of Preferred Stock) effective immediately upon cancellation or expiration shall be equal to the Applicable Conversion Value in effect at the time of the issuance of the expired or canceled Common Stock Equivalents, with such additional adjustments as would have been made to such Applicable Conversion Value had the expired or canceled Common Stock Equivalents not been issued.

                  (B) Net Consideration Per Share. For purposes of this Section A.5(d), the "Net Consideration Per Share" which may be received by the Corporation shall be determined as follows:

                        (1) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise, or conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such Common Stock Equivalents were exercised, exchanged or converted.

                        (2) The "Net Consideration Per Share" which may be received by the Corporation shall be determined in each instance as of the date of issuance of Common Stock Equivalents, giving effect to any possible future rate adjustments which may be applicable with respect to such Common Stock Equivalents only upon the effectiveness of such rate adjustments.


                                      10.

                  (iii) Stock Dividends for Holders of Capital Stock Other than Common Stock. In the event that the Corporation shall make or issue, or shall fix a record date for the determination of holders of any capital stock of the Corporation, other than holders of Common Stock entitled to receive a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for the Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued for a consideration of $.01, except for (i) dividends payable in shares of Common Stock payable pro rata to holders of Preferred Stock and to holders of any other class of stock (whether or not paid to holders of any other class of stock), or (ii) with respect to the Preferred Stock, dividends payable in shares of Preferred Stock; provided, however, that holders of any shares of Preferred Stock shall be entitled to receive such shares of Common Stock for which the shares of Preferred Stock are then convertible.

                  (iv) Consideration Other than Cash. For purposes of this
Section 5(d), if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 5(d) consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation. In the event of any dispute between the holders of the Preferred Stock as to the fair market value of the consideration, at the option of the holders of a majority of the outstanding shares of Preferred Stock, the Corporation shall engage a consulting firm or investment banking firm selected by the holders of a majority of the outstanding shares of Preferred Stock to prepare an independent appraisal of the fair market value of such property to be distributed. The expenses of such appraisal shall be borne by the Corporation.

                  (v) Exceptions to Anti-dilution; Basket for Reserved Employee Shares. This Section 5(d) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as defined in Section A.5(e) below). Further, this Section 5(d) shall not apply with respect to:

                        (A) the issuance or sale of 2,000,000 shares of Common Stock or such additional number of shares of Common Stock as authorized by the Board of Directors (including the Preferred Stock Directors), or the grant of options exercisable therefor, to directors, officers, employees and consultants of the Corporation or any subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement, employee stock ownership plan (ESOP), consulting agreement, or such other options, issuances, arrangements, agreements or plans approved by a majority of the members of the Board of Directors.

                        (B) shares of Common Stock issued or issuable upon the exercise of outstanding warrants for an aggregate of 50,000 shares of Series A-1 Preferred


                                      11.

Stock issued to the holders of Series A-1 Preferred Stock in connection with the acquisition of such shares;

                        (C) shares of Common Stock issued or issuable upon the exercise of warrants issued in connection with the establishment or maintenance by the Corporation of credit facilities or equipment financing transactions, approved in each case by the Board of Directors of the Corporation;

                        (D) shares of Common Stock issued or deemed issued in connection with that certain Equity Adjustment Agreement dated March 29, 1996, by and between the Corporation and Michael J. Brennan, M.D., Ph.D.;

                        (E) shares of Common Stock issued or issuable in connection with the acquisition of operating assets (including patents, licenses and other intellectual property rights) or other businesses or the establishment of joint ventures or strategic business relationships approved in each case by the Board of Directors of the Corporation; and

                        (F) 66,666 shares of Common Stock issued or issuable to BIOS Laboratories, Inc., provided, that, if less than 66,666 shares are issued to BIOS Laboratories, Inc., the remaining shares may be issued under (A) above.

All such numbers shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Corporation.

            (e) Adjustments to Applicable Conversion Value of Each Series of Preferred Stock for Extraordinary Common Stock Events.

                  (i) Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Series A Applicable Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Series A Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series A Applicable Conversion Value. The Series A Applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

                  (ii) Upon the happening of an Extraordinary Common Stock Event, the Series A-1 Applicable Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Series A-1 Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of


                                      12.

Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series A-1 Applicable Conversion Value. The Series A-1 Applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

                  (iii) Upon the happening of an Extraordinary Common Stock Event, the Series B Applicable Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Series B Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series B Applicable Conversion Value. The Series B Applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

                  (iv) Upon the happening of an Extraordinary Common Stock Event, the Series C Applicable Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Series C Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series C Applicable Conversion Value. The Series C Applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

      An "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of the Common Stock.

            (f) Mandatory Conversion Upon Public Offering or Election of Preferred Stock.

                  (i) Mandatory Conversion of Preferred Stock. Immediately (A) prior to the closing of an underwritten public offering on a firm commitment basis pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the


                                      13.

Corporation actually receives gross proceeds equal to or greater than $20,000,000 (calculated after deducting underwriters' discounts and commissions but before calculation of expenses), and in which the price per share of Common Stock equals or exceeds $10.00 (such price subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Common Stock) all outstanding shares of all Series of Preferred Stock shall be converted automatically into the number of shares of Common Stock into which such shares of Preferred Stock are then convertible pursuant to this Section 5 as of the stated date of approval of such holders of Preferred Stock, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, or (B) upon the election, set forth in a written notice to the Corporation, of the holders of at least 66 2/3% of the then outstanding shares of Preferred Stock, voting as a single class, of an election to convert the outstanding shares of Preferred Stock into Common Stock, all outstanding shares of all Series of Preferred Stock shall be converted automatically into the number of shares of Common Stock into which such shares of Preferred Stock are then convertible pursuant to this Section 5 as of the stated date of election of such holders of Preferred Stock, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

                  (ii) Surrender of Certificates Upon Mandatory Conversion. Upon the occurrence of the applicable conversion events specified in the preceding paragraph (i), the holders of the Preferred Stock so converting shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or of its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holders a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock so surrendered were convertible on the date on which such conversion occurred. The Corporation shall not be obligated to issue such certificates unless certificates evidencing the shares of Preferred Stock being converted are either delivered to the Corporation or any such transfer agent, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. After any such conversion in accordance with Section 5(f)(i), all certificates evidencing the shares of Preferred Stock so converted shall be deemed to represent the number of shares of Common Stock into which such shares of Preferred Stock have been so convertible.

            (g) Dividends. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock, or (ii) other assets (excluding cash


                                      14.

dividends or distributions), then and in each such event, provision shall be made so that the holders of shares of Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their shares of Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined in Section 5(k)), retained such securities or such other assets receivable by them during such period, giving application to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Preferred Stock.

            (h) Capital Reorganization or Reclassification. If the Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5, or the sale of all or substantially all of the Corporation's capital stock or assets to any other person), then and in each such event the holder of each share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein; provided that the Corporation shall not effect any such reorganization, recapitalization, reclassification or change involving another corporation or entity without the prior written agreement of such other corporation or entity to be bound by and give effect to the provisions of this Section 5(h).

            (i) Capital Reorganization, Merger or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, recapitalization, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger, or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's capital stock or assets to any other person, or any other form of business combination or reorganization in which control of the Corporation is transferred (a "Reorganization"), then, as a part of and as a condition to such Reorganization, provision shall be made so that the holders of shares of Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the same kind and amount of stock or other securities or property (including cash) of the Corporation, or of the successor corporation resulting from such Reorganization to which such holder would have been entitled if such holder had converted its shares of Preferred Stock immediately prior to the effective time of such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 to


                                      15.

the end that the provisions of this Section 5 (including adjustment of the Series A Applicable Conversion Value, the Series A-1 Applicable Conversion Value, the Series B Applicable Conversion Value and the Series C Applicable Conversion Value then in effect and the number of shares of Common Stock or other securities issuable upon conversion of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be reasonably practicable.

            In the case of a transaction to which both this Section 5(i) and Section A.3(b) apply, the holders of at least 66 2/3% of the outstanding shares of Preferred Stock, voting together as a single class, upon the occurrence of a Reorganization shall have the option of electing treatment for the shares of Preferred Stock under either this Section 5(i) or Section A.3(b) hereof, notice of which election shall be submitted in writing to the Corporation at its principal office no later than five (5) business days before the effective date of such event. If no such election shall be made, the provisions of Section A.3(b), and not this Section 5(i), shall apply.

            The provisions of this Section 5(i) shall not apply to any reorganization, merger or consolidation involving (1) only a change in the state of incorporation of the Corporation, (2) a merger of the Corporation with or into a wholly-owned subsidiary of the Corporation, that is incorporated in the United States of America, or (3) an acquisition by merger, reorganization or consolidation, of which the Corporation is substantively the surviving corporation and operates as a going concern, of another corporation that is engaged in a business similar or related to the business of the Corporation and which does not involve a change in the terms of the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or Common Stock.

            (j) Certificate as to Adjustments; Notice by Corporation. In each case of an adjustment or readjustment of the Series A Applicable Conversion Rate, the Series A-1 Applicable Conversion Rate, the Series B Applicable Conversion Rate or the Series C Applicable Conversion Rate, the Corporation at its expense will furnish each holder of the applicable shares of Preferred Stock so affected with a certificate prepared by the Treasurer or Chief Financial Officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

            (k) Exercise of Conversion Privilege. To exercise its conversion privilege, a holder of Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Preferred Stock surrendered for conversion shall be accompanied by


                                      16.

proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Preferred Stock being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holder of the shares of Preferred Stock being converted, or on such holder's written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Preferred Stock in accordance with the provisions of this Section 5, and cash, as provided in Section 5(l), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

            (l) Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion any shares of Preferred Stock, the Corporation shall pay to the holder of the shares of Preferred Stock which were converted, a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Preferred Stock being converted at any one time by any holder thereof, not upon each share of Preferred Stock being converted.

            (m) Partial Conversion. In the event some but not all of the shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, which were not converted.

            (n) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock (including any shares of Preferred Stock represented by any warrants, options, subscription or purchase rights for Preferred Stock) and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to


                                      17.

effect the conversion of all then outstanding shares of Preferred Stock (including any shares of Preferred Stock represented by any warrants, options, subscriptions or purchase rights for such Preferred Stock), the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

            (o) No Reissuance of Preferred Stock. No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation shall from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

      6. Restrictions and Limitations. The holders of the Preferred Stock shall have the following rights with respect to corporate action by the Corporation:

            (a) The Corporation shall not take any corporate action or otherwise amend its Restated Certificate of Incorporation without the approval by vote or written consent of the holders of at least 66 2/3% of the then outstanding shares of Preferred Stock, each share of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock to be entitled to one vote in each instance, if such corporate action or amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Preferred Stock or materially adversely affect the rights of the holders of the Preferred Stock, provided, however, that if such action or amendment would impact only the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock, or impact such Series in a different manner, such action or amendment shall be governed by paragraph (b), (c), (d) or (e) below. Without limiting the generality of the foregoing, the Corporation will not amend its Restated Certificate of Incorporation or take any other corporate action without the approval by the holders of at least 66 2/3% of the then outstanding shares of Preferred Stock, voting together as a single class, if such amendment or corporate action would:

                  (i) cause or authorize the Corporation to redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) or to distribute or sell any assets to the holders of, any share or shares of equity securities of the Corporation in their capacity as such, other than (A) as provided for in Sections A.2, A.3 or A.7 hereof, (B) repurchases from employees, officers or consultants pursuant to stock repurchase agreements or similar vesting arrangements approved by the Board of Directors and (C) other than as provided in that certain Stock Repurchase Agreement, dated as of April 2, 1996, by and between the Corporation and the State of Maryland/Department of Business and Economic Development; or


                                      18.

                  (ii) authorize, create or issue, or obligate the Corporation to authorize, create or issue, additional shares of any class of stock ranking senior to or on a parity with the Preferred Stock with respect to liquidation preferences, redemption rights or dividend rights; or

                  (iii) provide for the voluntary liquidation, dissolution, recapitalization, reorganization or winding up of the Corporation; or

                  (iv) cause or authorize any Reorganization transaction, whether by merger, consolidation, reorganization, sale of capital stock or sale of substantially all of the Corporation's assets, in which control of the voting securities or assets of the Corporation is transferred in any way to persons or entities who were not stockholders of the Corporation immediately prior to any such event; or

                  (v) otherwise amend the Corporation's Restated Certificate of Incorporation.

            (b) The Corporation shall not take any corporate action or otherwise amend its Restated Certificate of Incorporation without the approval by vote or written consent of the holders of at least 66 2/3% of the then outstanding shares of Series A Preferred Stock, each share of Series A Preferred Stock to be entitled to one vote in each instance, if such corporate action or amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series A Preferred Stock or materially adversely affect the rights of the holders of the Series A Preferred Stock. Without limiting the generality of the foregoing, the Corporation will not amend its Certificate of Incorporation or take any other corporate action without the approval by the holders of at least 66 2/3% of the then outstanding shares of Series A Preferred Stock voting as a separate class, if such amendment or corporate action would:

                  (i) reduce the amount payable to the holders of the Series A Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

                  (ii) adversely affect the liquidation preferences, redemption rights, dividend rights or voting rights of the holders of the Series A Preferred Stock; or

                  (iii) cancel or modify the conversion rights of the holders of the Series A Preferred Stock provided for in Section A.5 herein; or

                  (iv) amend or modify the rights of the holders of Series A-1 Preferred Stock, Series B Preferred Stock or Series C Preferred Stock to confer on the holders of the shares of any such Series of Preferred Stock rights or preferences that are not held by the holders of Series A Preferred Stock.


                                      19.

            (c) The Corporation shall not take any corporate action or otherwise amend its Restated Certificate of Incorporation without the approval by vote or written consent of the holders of at least 66 2/3% of the then outstanding shares of Series A-1 Preferred Stock, each share of Series A-1 Preferred Stock to be entitled to one vote in each instance, if such corporate action or amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series A-1 Preferred Stock or materially adversely affect the rights of the holders of the Series A-1 Preferred Stock. Without limiting the generality of the foregoing, the Corporation will not amend its Certificate of Incorporation or take any other corporate action without the approval by the holders of at least 66 2/3% of the then outstanding shares of Series A-1 Preferred Stock voting as a separate class, if such amendment or corporate action would:

                  (i) reduce the amount payable to the holders of the Series A-1 Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

                  (ii) adversely affect the liquidation preferences, redemption rights, dividend rights or voting rights of the holders of the Series A-1 Preferred Stock; or

                  (iii) cancel or modify the conversion rights of the holders of the Series A-1 Preferred Stock provided for in Section A.5 herein; or

                  (iv) amend or modify the rights of the holders of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock to confer on the holders of the shares of any such Series of Preferred Stock rights or preferences that are not held by the holders of Series A-1 Preferred Stock.

            (d) The Corporation shall not take any corporate action or otherwise amend its Restated Certificate of Incorporation without the approval by vote or written consent of the holders of at least 66 2/3% of the then outstanding shares of Series B Preferred Stock, each share of Series B Preferred Stock to be entitled to one vote in each instance, if such corporate action or amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series B Preferred Stock or materially adversely affect the rights of the holders of the Series B Preferred Stock. Without limiting the generality of the foregoing, the Corporation will not amend its Certificate of Incorporation or take any other corporate action without the approval by the holders of at least 66 2/3% of the then outstanding shares of Series B Preferred Stock voting as a separate class, if such amendment or corporate action would:

                  (i) reduce the amount payable to the holders of the Series B Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or


                                      20.

                  (ii) adversely affect the liquidation preferences, redemption rights, dividend rights or voting rights of the holders of the Series B Preferred Stock; or

                  (iii) cancel or modify the conversion rights of the holders of the Series B Preferred Stock provided for in Section A.5 herein; or

                  (iv) amend or modify the rights of the holders of Series A Preferred Stock, Series A-1 Preferred Stock or Series C Preferred Stock to confer on the holders of the shares of any such Series of Preferred Stock rights or preferences that are not held by the holders of Series B Preferred Stock.

            (e) The Corporation shall not take any corporate action or otherwise amend its Restated Certificate of Incorporation without the approval by vote or written consent of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock, each share of Series C Preferred Stock to be entitled to one vote in each instance, if such corporate action or amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series C Preferred Stock or materially adversely affect the rights of the holders of the Series C Preferred Stock. Without limiting the generality of the foregoing, the Corporation will not amend its Certificate of Incorporation or take any other corporate action without the approval by the holders of at least a majority of the then outstanding shares of Series C Preferred Stock voting as a separate class, if such amendment or corporate action would:

                  (i) reduce the amount payable to the holders of the Series C Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

                  (ii) adversely affect the liquidation preferences, redemption rights, dividend rights or voting rights of the holders of the Series C Preferred Stock; or

                  (iii) cancel or modify the conversion rights of the holders of the Series C Preferred Stock provided for in Section A.5 herein; or

                  (iv) amend or modify the rights of the holders of Series A Preferred Stock, Series A-1 Preferred Stock or Series B Preferred Stock to confer on the holders of the shares of any such Series of Preferred Stock rights or preferences that are not held by the holders of Series C Preferred Stock; or

                  (v) change any of the rights, preferences or privileges of or materially adversely affect the rights of the Series C Preferred Stock; or

                  (vi) cause or authorize the Corporation to redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) or to


                                      21.

distribute or sell any assets to the holders of, any share or shares of equity securities of the Corporation in their capacity as such, other than (A) as provided for in Sections A.2, A.3 or A.7 hereof, (B) repurchases from employees, officers or consultants pursuant to stock repurchase agreements or similar vesting arrangements approved by the Board of Directors and (C) other than as provided in that certain Stock Repurchase Agreement dated as of April 2, 1996, by and between the Corporation and the State of Maryland/Department of Business and Economic Development; or

                  (vii) authorize, create or issue, or obligate the Corporation to authorize, create or issue, shares of any class of stock ranking senior to or in parity with the Series C Preferred Stock with respect to liquidation preferences, redemption rights or dividend rights; or

                  (viii) provide for the voluntary liquidation, dissolution, recapitalization, reorganization or winding up of the Corporation; or

                  (ix) cause or authorize a reorganization transaction, whether by merger, consolidation, reorganization, sale of capital stock or sale of substantially all of the Corporation's assets, in which control of the voting securities or assets of the Corporation is transferred in any way to persons or entities who were not stockholders of the Corporation immediately prior to such event; or

                  (x) otherwise amend the Corporation's Restated Certificate of Incorporation.

      7.    Redemption of Preferred Stock.

            (a) At the option and written election of the holders of at least a majority of the outstanding shares of Preferred Stock, on March 31, 2002 (the "First Redemption Date"), and on the 31st day of March in 2003 and 2004 (each, a "Redemption Date"), the Corporation shall call for redemption and shall redeem, according to the percentages listed below, any unconverted shares of Preferred
Stock:

                                                   Percentage of Shares
      Date of Redemption                    then Outstanding to be Redeemed
      ------------------                    -------------------------------

      March 31, 2002                                  33 1/3%

      March 31, 2003                                      50%

      March 31, 2004                                     100%

The redemption price for each share of each Series of Preferred Stock redeemed pursuant to this Section A.7 shall be (i) $1.50 per share of Series A Preferred Stock plus all declared and unpaid dividends thereon, if any, (ii) $1.60 per share of Series A-1 Preferred stock plus all


                                      22.

declared and unpaid dividends thereon, if any, (iii) $2.20 per share of Series B Preferred Stock plus an amount per share equal to the Series B Accruing Dividends (as defined in Section A.2(b), unpaid thereon (whether or not declared), computed to the date payment thereof is made available), and (iv) $4.50 per share of Series C Preferred Stock plus an amount per share equal to the Series C Accruing Dividends (as defined in Section A.2(b), unpaid thereon (whether or not declared), computed to the date payment thereof is made available), and any other dividends declared but unpaid thereon (the "Redemption Price"). The Redemption Price shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock, as the case may be.

            Each redemption of Preferred Stock shall be made so that the number of shares of Preferred Stock held by each registered owner shall be reduced in an amount which shall bear the same ratio to the total number of shares of Preferred Stock being so redeemed as the number of shares of Preferred Stock then held by such registered owner bears to the aggregate number of shares of Preferred Stock then outstanding.

            (b) If the holders of a majority of the outstanding shares of Preferred Stock elect to have the Corporation redeem all of the outstanding shares of Preferred Stock as aforesaid, notice to that effect shall be given by such holders to the Corporation at least 45 days prior to the Initial Redemption Date. If such notice is given, then notice of redemption shall be sent by the Corporation by first class mail, postage prepaid, to each holder of record of the Preferred Stock to be redeemed, not less than 30 days nor more than 45 days prior to each Redemption Date, at his, her or its address as it appears on the books of the Corporation; provided, however, that the Corporation's failure to give such notice shall in no way affect its obligation to redeem the shares of Preferred Stock as provided in Section 7(a) hereof. Such notice shall set forth
(i) the date and place of redemption; (ii) the number of shares to be redeemed and (iii) the Redemption Price.

            (c) If, on or before any Redemption Date, the funds necessary for such redemption shall have been set aside by the Corporation and deposited with a bank or trust company, in trust for the pro rata benefit of the holders of the Preferred Stock, then, notwithstanding that any certificates for shares that have been called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding from and after such Redemption Date, and all rights of holders of such shares so called for redemption shall forthwith, after such Redemption Date, cease and terminate, excepting only the right to receive the redemption funds therefor to which they are entitled, but without interest. Any interest accrued on funds so deposited and unclaimed by stockholders entitled thereto shall be paid to such stockholders at the time their respective shares are redeemed or to the Corporation at the time unclaimed amounts are paid to it. In


                                      23.

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case any holder of Preferred Stock which shall have been called for redemption shall not, within six years after the final Redemption Date, claim the amounts so deposited with respect to the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the Corporation for the payment thereof. Any funds so deposited with a bank or trust company which shall not be required for such redemption by reason of the exercise subsequent to the date of such deposit of the right of conversion of any shares of Preferred Stock shall be returned to the Corporation forthwith.

            (d) If the funds of the Corporation legally available for redemption of shares of Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Preferred Stock submitted for redemption, those funds which are legally available shall be used to redeem the maximum possible number of whole shares ratably among the holders of such shares in proportion to the full amount such holders would otherwise be entitled to receive in redemption of such shares. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Preferred Stock, such funds shall be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available.

      8. No Dilution or Impairment. The Corporation will not, by amendment of its Restated Certificate of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Preferred Stock above the amount payable therefor on such conversion, and (b) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Preferred Stock from time to time outstanding.

      9.    Notices of Record Date. In the event of:

            (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any


                                      24.

shares of capital stock of any class or any other securities or property or to receive any other right, or

            (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or

            (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then and in each such event the Corporation shall deliver or cause to be delivered to each holder of Preferred Stock a notice specifying
(i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be delivered by facsimile transmission, hand delivery or overnight courier service to the holders of the Preferred Stock at the address given to the Corporation for notice purposes, at least ten (10) days prior to the date specified in such notice on which such action is to be taken, except in the case of an involuntary dissolution, which notice shall be provided within three (3) days following the date upon which the Corporation receives notice of such event.

      10. Amendments and Waivers. Subject to the provisions of Paragraph A.6 hereof, any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Corporation and the written consent of the holders of 66 2/3% of the then outstanding shares of Preferred Stock, taken together as a class for this purpose, provided that if such amendment or waiver would affect only one such Series of Preferred Stock, only the written consent of the holders of 66 2/3% of the then outstanding shares of such Series shall be required. Any amendment or waiver so effected shall be binding upon the Corporation and any holder of Preferred Stock.

B.    Common Stock

      1. Priority. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations or restrictions of the Common Stock are expressly made subject to and subordinate to those that may be fixed with respect to the Preferred Stock.


                                      25.

         2. Voting Rights. Each holder of record of Common Stock shall be entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation. Except as otherwise required by law, this Restated Certificate of Incorporation, and any Certificate of Designation with respect to any Preferred Stock, the holders of Common Stock and Preferred Stock shall vote together as a single class on all matters submitted to stockholders for a vote.

         3. Dividends. Subject to provisions of law, this Restated Certificate of Incorporation and any Certificate of Designation with respect to any Preferred Stock, the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in their sole discretion.

         4. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of the Preferred Stock are entitled with respect to the distribution of assets in liquidation, the holders of Common stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution, subject to any rights of holders of Preferred Stock to participate with the holders of Common Stock in any such distribution of remaining assets.

C.       Board of Directors

         1. Size and Election of the Board of Directors. The number of directors constituting the Board of Directors of the Corporation shall at all times be set at six (6). The members of the Board of Directors shall be elected in accordance with this Section C. The rights in this Section C shall terminate at such time as the Corporation closes an underwritten public offering of Common Stock pursuant to an offering registered under the Securities Act of 1933 and filed with the Securities and Exchange Commission on Form S-1 in which the aggregate gross proceeds to the Corporation equals or exceeds $20,000,000 and in which the price per share of such Common Stock equals or exceeds $10.00 (such price subject to equitable adjustment in the event of any stock split, stock dividend, combination, reorganization, reclassification or other similar event).

      2.    Series A and Series A-1 Director Election Right.

            (a) The holders of at least a majority of the outstanding shares of Series A Preferred Stock and Series A-1 Preferred Stock, voting together as a single class, shall be entitled to elect one (1) director of the Corporation (the "Series A Director"). At any annual or special meeting of the Corporation (or in a written consent in lieu thereof) held for the purpose of electing directors the presence in person or by proxy (or by written consent) of the


                                      26.

holders of least a majority of the outstanding shares of Series A Preferred Stock and Series A-1 Preferred Stock shall constitute a quorum for the election of the Series A Director.

            (b) Any Series A Director may be removed during his or her term of office, without cause, by and only by, the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of the Series A Preferred Stock and Series A-1 Preferred Stock, voting together as a single class. A vacancy in the seat held by the Series A Director shall be filled by vote or written consent of the holders of at least a majority of the outstanding shares of Series A Preferred Stock and Series A-1 Preferred Stock, voting together as a single class.

      3.    Series B Director Election Right.

            (a) The holders of at least a majority of the outstanding shares of Series B Preferred Stock, voting together as a separate class, shall be entitled to elect one (1) director of the Corporation (the "Series B Director"). At any annual or special meeting of the Corporation (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or by written consent) of the holders of at least a majority of the outstanding shares of Series B Preferred Stock shall constitute a quorum for the election of the Series B Director.

            (b) Any Series B Director may be removed during his or her term of office, without cause, by and only by, the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of the Series B Preferred Stock, voting together as a separate class. A vacancy in the seat held by any Series B Director shall be filled by vote or written consent of the holders of at least a majority of the outstanding shares of Series B Preferred Stock, voting together as a separate class.

      4.    Series C Director Election Right.

            (a) The holders of at least a majority of the outstanding shares of Series C Preferred Stock, voting together as a separate class, shall be entitled to elect one (1) director of the Corporation (the "Series C Director") (the Series A Director, the Series B Director and the Series C Director may be referred to herein as the "Preferred Stock Directors"). At any annual or special meeting of the Corporation (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or by written consent) of the holders of at least a majority of the outstanding shares of Series C Preferred Stock shall constitute a quorum for the election of the Series C Director.

            (b) Any Series C Director may be removed during his or her term of office, without cause, by and only by, the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of the Series C Preferred Stock, voting together as a separate class. A vacancy in the seat held by any Series C Director shall be filled by vote or


                                      27.

written consent of the holders of at least a majority of the outstanding shares of Series C Preferred Stock, voting together as a separate class.

      5.    Remaining Directors.

            (a) The holders of at least a majority of the outstanding shares of Common Stock and Preferred Stock, voting together as a single class, shall be entitled to elect three (3) directors of the Corporation (the "Remaining Directors"). At any annual or special meeting of the Corporation (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or by written consent) of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock shall constitute a quorum for the election of the Remaining Directors.

            (b) Any Remaining Director may be removed during his or her term of office, without cause, by and only by, the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of the Common Stock and Preferred Stock, voting together as a single class. A vacancy in the seat held by any Remaining Director shall be filled by vote or written consent of the holders of at least a majority of the outstanding shares of Common Stock and Preferred Stock, voting together as a single class.

            FIFTH. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation with the vote or written consent of two-thirds of the members of the Board of Directors.

            SIXTH. The Corporation shall, to the maximum extent permitted from time to time under the laws of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to be a director, officer of the Corporation or while a director or officer is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any and all expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any repeal or modification of the


                                      28.

foregoing provisions of this Article SIXTH shall not adversely affect any right or protection of a director or officer of this Corporation existing at the time of such repeal or modification.

            SEVENTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article SEVENTH shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

            EIGHTH. The Corporation is to have perpetual existence.

            IN WITNESS WHEREOF, GENE LOGIC INC., has caused this Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer, Michael J. Brennan, this 15th day of July, 1997.

                                          /s/ Michael J. Brennan
                                          ----------------------------------
                                          Michael J. Brennan